EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135


December 6, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Zannwell Inc. - Post-Effective Amendment No. 2 to Form S-8

Gentlemen:

      I have acted as counsel to Zannwell Inc., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 relating to the registration of 186,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Amended and Restated Zannwell Inc. 2004 Employee Stock Incentive Plan and 21,500,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Amended and Restated Zannwell Inc. 2004 Non-Employee Directors and Consultants Retainer Stock Plan.

      I  hereby   consent  to  all  references  to  my  firm  included  in  this
Registration Statement, including the opinion of legality.


                                              Very truly yours,

                                              /s/ Norman T. Reynolds
                                              ----------------------------------
                                              Norman T. Reynolds